Rand Logistics, Inc.

RAND LOGISTICS EXPERIENCES SEVERAL OPERATING INCIDENTS IMPACTING
FISCAL YEAR 2011 FINANCIAL GUIDANCE

Post-Michipicoten Repowering Guidance of $0.90 to $1.00 of Free Cash Flow Per Share Remains Unchanged

New York, NY – September 27, 2010 – Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced  that since its first quarter earnings call, it has experienced several unrelated operating incidents which collectively will result in a shortfall in the Company’s forecasted fiscal year 2011 financial results. The financial impact of these incidents, including the insurance deductibles for repair costs, the foregone time and revenue, and the inefficiencies created in trade patterns, will cause the aforementioned shortfall. Given the unprecedented number and timing of these incidents and the Company’s expectation that the overall impact is non-recurring, they do not affect management’s prior guidance of $0.90 to $1.00 of free cash flow per share commencing with the repowered Michipicoten reentering service in the spring of 2011, assuming no drastic change in economic conditions.

Scott Bravener, President of Lower Lakes stated, “We are extremely disappointed with the unprecedented number and the financial impact of the operating incidents that have occurred during the current sailing season. Our review of the Saginaw incident in our first fiscal quarter and the recent incidents has revealed no common deficiency in maintenance, oversight or processes. Including our upcoming winter investments, we will have spent approximately $60 million on fleet modernization over the last five years and four of our vessels will have been repowered since 2000. We have evaluated, and continue to review, all aspects of our operations, oversight and maintenance procedures to minimize the risk and cost of future incidents. While we cannot eliminate all incidents, I believe that we have the processes in place to reduce their future occurrence to a level consistent with our historic experience.”

“While the incidents that have occurred in the current sailing season will negatively impact fiscal year 2011 financial results, we continue to see an improvement in overall customer demand and market conditions as compared to our prior sailing season. We believe that the long term fundamentals of the business and our end markets remain strong and as a result these incidents will not have an impact on our future earnings potential.”

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 16, 2010.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450

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